Exhibit 99.1

AIB Data Centers Inc. Power Meets Execution Investor Presentation Q3 2026 NYSE American: AIB

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expectations, plans and prospects of AIB Data Centers Inc. (AIB), such as anticipated financial performance, growth strategy, data center development, power capacity, and potential commercial opportunities. These statements are based on current assumptions and are subject to risk and uncertainties that could cause actual results to differ materially, including AIB's ability to execute its business plan, secure and develop infrastructure and power resources, enter into definitive agreements, and general economic, market, regulatory and business conditions as well as the risks described in AIB's filings with the U.S. Securities and Exchange Commission. Words such as "anticipate," "expect," "plan," "believe," "estimate," "intend," "project," "target," "may," "will," "should," "could," "would," "seek," and similar expressions, or the negative of such terms, are intended to identify forward-looking statements Nebius Agreement Forward-looking statements in this presentation also include statements regarding the anticipated completion of the data center, the expected commencement of colocation services, the timing and conditions of escrow fund releases, the exercise of renewal options under the Master Colocation Services Agreement, and the expected sources of development capital. Factors that could cause actual results to differ include risks relating to the timely completion and commissioning of the data center; the ability to achieve and maintain required service-level standards; the ability of the parties to satisfy the conditions for release of escrowed funds; the financial condition and creditworthiness of Nebius Inc. and its parent, Nebius Group N.V.; changes in the demand for data center and colocation services; construction, permitting and regulatory approvals; and the availability of project-level financing. This presentation and any oral statements made in connection with this presentation shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This communication is restricted by law; it is not intended for distribution to, or use by any person in, any jurisdiction where such distribution or use would be contrary to local law or regulation. No Representations and Warranties This presentation is for informational purposes only and does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect AIB or any of its subsidiaries. The recipient agrees and acknowledges that this presentation is not intended to form the basis of any investment decision by the recipient and does not constitute financial investment, tax or legal advice. No representation or warranty, express or implied, is or will be given by AIB or any of its respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information (including as to the accuracy, completeness or reasonableness of statements, estimates, targets, projections, assumptions or judgments) in this presentation or in any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of a possible investment and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. AIB disclaims any duty to update the information contained in this presentation. NYSE American: AIB | 2

NYSE American: AIB | 3 Customer Signed Contracted revenue over the initial 12-year term Two five-year renewal options at the customer's election Customer prepayments to cover initial development costs 50 MW Critical IT capacity contracted 12 years Initial contracted term, two 5-year renewals Contract value and prepayments per the Company's Form 8-K. A leading AI cloud company

Peer Economics: Revenue per MW

Publicly disclosed AI/HPC hosting and colocation agreements

Anchor Lease Rate Band

$1.8M – $2.1M

per MW per year: the band every disclosed anchor lease greater than $1.8M since mid-2025

Lease Rate at AIB's CLT1 site is Greater than its Peers

Anchor lease	Signed	MW	TCV / term	$M / MW / yr
WhiteFiber / Nscale	Dec 2025	40 MW	$865M / 10 yr	**$2.16M**
Host Digital / Undisclosed	Aug 2026	43 MW	$1.25B / 15 yr	**$1.94M**
Applied Digital / CoreWeave	Jun 2025	250 MW	$7.00B / 15 yr	**$1.87M**

Prepayments **1–2 years** of prepaid rent held as a deposit is the industry standard

Sources: company press releases and SEC filings, June 2025 – August 2026. $M/MW/yr = initial-term contract value ÷ stated critical IT MW ÷ term years; escalators, pass-throughs, installation fees and credit enhancements differ by deal and are not normalized. Host Digital's tenant is not disclosed. AIB implied rate: $1.32B ÷ 12 years ÷ 50 MW.

AIB DATA CENTERS

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NYSE American: AIB | 5 CLT1 is the First Proof Point of Execution Power contracted, customer signed and service scheduled to begin October 1, 2026. 65 MW Utility power under a 15-year electric service agreement 50 MW Critical IT capacity contracted ESA executed May 2026 MCSA executed with customer September 2026 ESA service scheduled to begin October 1, 2026 Full construction design submitted for permits Next step of execution CLT1 Illustrative rendering Sources: Company press releases announcing the electric service agreement (May 2026). ESA commencement date and permit status per the Company. MCSA: master colocation services agreement.

CLT1: Customer Execution Timeline

September 2026	October 1, 2026	~Month 10	~Month 14
Contract executed	**ESA service commences**	**Data Hall 1 delivered**	**Data Hall 2 delivered**
Includes prepayments	Next execution point	25 MW of critical IT	25 MW of critical IT

Rent commences hall by hall; the 12-year initial term runs from the first hall.

Data hall timing measured from the start of ESA service. Targets are forward-looking.

AIB DATA CENTERS

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CLT1: Minimal Equity Needed to Execute

Customer prepayments and project-level capital are expected to fund most of the build.

Sources of CLT-01 development capital

Prepayments

Covers initial development costs

Guaranty from Nebius ($50+ billion market cap)

Expected

Project-level debt and preferred equity, raised at the project rather than the parent

Together, these reduce the anticipated need for corporate-level common equity.

Financing example: CLT-01 Illustrative

How the ~$800M build is funded



Construction debt	Preferred equity	Equity
$560M	**$140M**	**$100M**
70.0%	17.5%	12.5%

AIB common equity: funded with prepayments

Illustrative example from the Company's consolidated cash flow model; not a projection or guidance. The final capital stack could change and there may be a need to raise equity for the project depending on final capital stack.
Total project cost and construction debt at 70% of cost are model inputs; with preferred equity shown as illustrated. Project-level debt and preferred equity have not been arranged. See Forward-Looking Statements.

Covers initial development costs

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NYSE American: AIB | 8 CLT1: 65 MW DFW1: 55 MW DFW2: 60 MW MSP1: 75 MW GSO1: 90 MW Power and customer Power secured Under LOI or option Site Portfolio Overview Site Total MW Projected average annual revenue Projected contract value DFW1 55 $109.28M $1.31B DFW2 60 $114.25M $1.37B GSO1 90 $178.82M $2.15B MSP1 75 $144.05M $1.73B Total 280 $546.40M $6.56B Portfolio projected revenue over the 12-year initial term excluding CLT-1. Site figures per the Company's consolidated cash flow model; projected average annual revenue is projected contract value divided by the 12-year term, base rent escalated 3% annually. Forward-looking; see Forward-Looking Statements.

Experienced Team Built for Execution Each stage of the playbook has an owner who has done it before. Origination Jerry Tang Chief Executive Officer $40B+ in real estate and capital markets transactions Capital Jolienne Halisky Chief Financial Officer CPA; 20+ years in senior finance roles, including Deloitte Development Chris Iannacone Director of Construction Execution 3 GW+ of data center construction Customers Gary Heitz VP of Sales Hyperscale infrastructure deals; 25+ years in sales Operations Alex Ocello Strategic Advisor Nearly two decades of data center leadership NYSE American: AIB | 9

Listed Peers Trade at a Median of ~$31M per Energized MW At September 28, 2026 prices, AIB traded at approximately $2M per energized MW. AIB's energized capacity excludes 50 MW contracted at CLT1, which is expected to be energized in 2027. Including contracted capacity would materially change AIB's per-MW metric. The comparison reflects companies at varying stages of development and operational scale. Market capitalization per energized MW IREN ~$39M CIFR ~$34M WULF ~$31M HUT ~$16M APLD ~$15M CORZ ~$12M AIB ~$2M Peer median ~$31M Market capitalization at the September 28, 2026 close (Yahoo Finance) divided by energized capacity per each company's latest 10-Q, 10-K, earnings release or press release; contracted, under-construction and planned capacity excluded; where a company reports AI/HPC and bitcoin capacity separately, both are included. Median across seven peers: APLD, CIFR, CRWV, CORZ, HUT, IREN and WULF; CoreWeave is included in the median but not shown. Values change with share prices and capacity; not a valuation or a price target. NYSE American: AIB | 10

Power secured. Customer contracted. Rinse and repeat. To schedule a meeting, contact MZ Group. Investor Relations Chris Tyson Executive Vice President MZ Group – MZ North America 949-491-8235 AIB@mzgroup.us Corporate Headquarters AIB Data Centers Inc. 1540 Broadway, Suite 1010 New York, NY 10036 (646) 493-2993 www.aib.us NYSE American: AIB | 11

NYSE American: AIB | 12 Appendix Supplemental contract terms, financial statements and capacity definitions Q2 2026 statement of operations and Adjusted EBITDA 13 Balance sheet and capitalization 14 How AIB labels capacity 15

Q2 2026 Statement of Operations and Adjusted EBITDA Statement of operations US$ thousands Q2 2026 Q2 2025 Revenue 2,915 4,745 Cost of revenues (3,433) (4,196) Gross profit (loss) (517) 549 Depreciation and amortization (251) (194) Selling, general and administrative (2,711) (897) Advertising (101) – Loss from operations (3,580) (542) Other income 99 – Net loss (3,481) (542) Basic and diluted loss per share (US$) (0.07) (0.01) Adjusted EBITDA reconciliation US$ thousands Q2 2026 Q2 2025 Net loss (3,481) (542) Other (income) expense (99) – Depreciation and amortization 251 194 Transaction costs 75 256 Non-recurring legal and professional fees 181 – Adjusted EBITDA (non-GAAP) (3,073) (92) Revenue reflects the legacy hosting business, which was temporarily de-energized on June 5, 2026 so the site's existing power and infrastructure can be redeployed for AI and HPC workloads. Source: AIB Data Centers Inc. second quarter 2026 earnings release (August 14, 2026) and Form 10-Q for the quarter ended June 30, 2026. Adjusted EBITDA is a non-GAAP measure; the reconciliation to net loss is shown above. Totals may not foot due to rounding. NYSE American: AIB | 13

Balance Sheet and Capitalization at June 30, 2026 Condensed balance sheet US$ thousands Jun 30, 2026 Dec 31, 2025 Cash and cash equivalents 52,785 15 Other current assets 4,924 3,454 Total current assets 57,708 3,470 Property and equipment, net 8,772 8,865 Goodwill 23,874 4,851 Other non-current assets 53 82 Total assets 90,408 17,268 Total current liabilities 7,644 8,728 Long-term liabilities 97 680 Total liabilities 7,741 9,408 Total stockholders' equity 82,667 7,859 Capitalization Shares June 30, 2026 Common shares outstanding 75,979,466 Warrants (all exercisable) 1,533,333 2026 Equity Incentive Plan authorized 7,526,299 Earnout shares (1) 3,863,460 Fully diluted 88,902,558 No traditional debt at June 30, 2026. After quarter end, AIB paid an approximately $11.2M closing payment for the Texas acquisition from cash on hand; the $6.0M deferred balance is secured by a standby letter of credit. (1) Earnout shares issuable if 2026 EBITDA is at least $25M; no options or EIP awards outstanding. Source: Form 10-Q for the quarter ended June 30, 2026; Company press release dated September 14, 2026. Totals may not foot due to rounding. NYSE American: AIB | 14

How AIB Labels Capacity

Capacity figures in this presentation use five labels. Utility power and critical IT load are measured differently and are not additive.

Label	Definition	Where it applies today
Contracted power	Utility capacity under executed agreements	65 MW at CLT-01, South Carolina (15-year ESA) 55 MW in Texas
Customer-contracted capacity	Critical IT load under a signed customer agreement	50 MW at CLT-01, contracted
Energized	Power available today	15 MW in Texas, energized at closing
Under development	Contracted power not yet energized	40 MW in Texas, under an FEA CLT-01, until ESA service begins
Under evaluation	No definitive agreements	~505 MW across five additional sites, including ~260 MW under non-binding LOIs

Contracted power is measured as utility load; critical IT capacity is measured at the IT equipment and is lower. Customer-contracted capacity: AIB Press Release
Texas: Company press release dated September 14, 2026. Capacity under evaluation: Company press release dated August 14, 2026; ~260 MW under non-binding LOIs as of August 2026. FEA: facilities extension agreement.

AIB DATA CENTERS

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